SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


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         14a-6(e)(2))
   [ ]   Definitive Proxy Statement
   [X]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SLADE'S FERRY BANCORP.
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             (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                         [LOGO]   SLADE'S FERRY BANK
                                  Pleasantly different.


                           SLADE'S FERRY BANCORP.
                          100 Slade's Ferry Avenue
                        Somerset, Massachusetts 02726

                                  IMPORTANT

                  Annual Meeting Adjourned to June 2, 2004


May 14, 2004

Dear Shareholder:

The Company's Annual Shareholder Meeting, held on May 10, 2004, was adjourned until June 2, 2004 in order to allow for further solicitation of proxy votes only on Proposal 1. As described in the Proxy Statement previously sent to you, Proposal 1 concerns the amendment of articles of organization and bylaws to permit the board of directors to amend the bylaws under certain circumstances. The affirmative vote of two-thirds of all outstanding shares is required to pass Proposal 1. Although over 85% of the votes that have actually been cast are "FOR" Proposal 1, approximately 20% of the company's shareholders have not yet voted at all. As a result, we have not yet reached the required two-thirds vote. Because so many of the Company's shareholders have already indicated their support of Proposal 1, the meeting was adjourned to give the remaining shareholders a further opportunity to vote on this matter.

For the reasons set forth in the Proxy Statement, your Board of Directors has unanimously approved the amendments and unanimously recommends a vote "FOR" Proposal 1.

Regardless of the number of shares you own, it is important that they are represented and voted on Proposal 1 at this adjourned meeting. Since our records indicate that you have not voted on Proposal 1, please take a moment now to sign, date and mail the enclosed proxy form.

Management and its proxy solicitation firm, Georgeson Shareholder
Communications Inc., will be soliciting votes by telephone in the days ahead, and your understanding is very much appreciated. If you have already voted your shares on Proposal 1, please accept our apology for this re-solicitation.

For your convenience, Mary Lynn D. Lenz, the President and Chief Executive Officer of the Company, will be available during business hours to answer your questions regarding Proposal 1 at (508) 675-2116, extension 1201. Thank you for your cooperation and continued support.

Sincerely,

/s/ Kenneth R. Rezendes, Sr.

Kenneth R. Rezendes, Sr.
Chairman of the Board


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